Exhibit 99

Whiting Petroleum Corporation	Mile High Center 1700 Broadway, Suite 2300 Denver, CO 80290-2300 T/303.837.1661 F/303.861.4023

NEWS RELEASE

Company contact:	John B. Kelso, Director of Investor Relations
303.837.1661 or john.kelso@whiting.com
Whiting Petroleum Corporation Announces New and Increased Revolving Credit Facility
DENVER – April 28, 2009 – Whiting Petroleum Corporation (NYSE: WLL) today announced that it entered into a Fourth Amended and Restated Credit Agreement with its bank syndicate arranged by J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. as administrative agent that expires in April 2012. The Credit Agreement replaces Whiting’s existing credit agreement and increases the borrowing base from $900 million to $1.1 billion, with $1.042 billion of commitments at closing. As of April 27, 2009, $610 million was drawn on the facility and $3 million in letters of credit were outstanding, resulting in $429 million of availability. The new Whiting bank syndicate is comprised of 18 commercial banks, each holding between 1.4% and 12.0% of the total facility. The next regular borrowing base redetermination date is November 1, 2009.
Michael J. Stevens, Vice President and Chief Financial Officer, stated, “We are pleased to have our borrowing base increased due to improvements in our reserve quality, which more than offset the effects of using lower pricing assumptions. We believe this action provides further affirmation of our strong credit and favorable operating outlook and will allow us greater financial flexibility to operate in the case of an extended period of low commodity prices. We remain committed to preserving and improving our liquidity position.”
Further details regarding the Credit Agreement will be contained in a Form 8-K that Whiting will file with the Securities and Exchange Commission.
About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that acquires, exploits, develops and explores for crude oil, natural gas and natural gas liquids primarily in the Permian Basin, Rocky Mountains, Mid-Continent, Gulf

Coast and Michigan regions of the United States. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit www.whiting.com.
Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.
These risks and uncertainties include, but are not limited to: declines in oil or natural gas prices; impacts of the global recession and financial crisis; our level of success in exploitation, exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures, including our ability to obtain CO2; inaccuracies of our reserve estimates or our assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to our level of indebtedness and periodic redeterminations of Whiting Oil and Gas Corporation’s borrowing base under our credit agreement; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; our ability to successfully complete potential asset dispositions; failure of our properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry in the regions in which we operate; risks arising out of our hedging transactions; and other risks described under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2008. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

2